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                               SECOND AMENDMENT TO THE

                    INACOM NONQUALIFIED DEFERRED COMPENSATION PLAN


Effective January 1, 1997, the InaCom Nonqualified Deferred Compensation Plan ("Plan") is hereby amended as follows:


                                      ARTICLE I

The name of the Plan is changed to the InaCom Executive Deferred Compensation Plan.


                                      ARTICLE II

Section 5.2 of the Plan is amended in its entirety to read as follows:

"5.2 EMPLOYER CONTRIBUTIONS. No InaCom (or applicable affiliate) contribution shall be made to a Participant's Account in this Plan until the Participant has contributed the maximum allowable amount to the Qualified Plan ("Qualified Plan Limit"). Once the Qualified Plan Limit is met by the Participant, the Employer shall make a contribution to each Participant's Account in this Plan equal to 75CENTS per dollar of the Employee's Matched Pre-tax Deposits to this Plan; PROVIDED, HOWEVER, the Qualified Plan match and the match under this Plan, in the aggregate, shall not be made to more than 6% of the Participant's Pay. Employee and Employer contributions hereunder shall be made on a per pay period basis."